Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the 19th day of August 2015, by and between ZaZa Energy Corporation, a Delaware corporation with an address at 1301 McKinney Street, Suite 2850, Houston, Texas 77010 (the “Company”), and Alpha Capital Anstalt (“Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to issue and sell, an aggregate of fifty thousand (50,000) shares (the “Shares”) of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”) upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1:   SALE OF THE SHARES

1.1 Sale of the Shares.  Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser, and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Shares for a purchase price equal to $0.50 per share, resulting in an aggregate purcahse price of $25,000.

SECTION 2:  CLOSING DATE; DELIVERY

2.1  Closing Date.  The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2  Delivery at Closing. At the Closing, the Company will deliver as directed by the Purchaser stock certificates registered in the Purchaser’s name, representing the number of Shares to be purchased by Purchaser hereunder, against payment of the purchase price therefor to the Company as indicated above.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

3.1  Experience.  It has such knowledge and experience in financing and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed decision and has the capacity to protect its own interests.

3.2  Investment; Access to Data.  It is acquiring the Shares for its own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.  It has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has been supplied with all information it deems necessary to make an informed investment decision.

3.3  Authorization.  (a) The execution and delivery of this Agreement has been duly authorized, and upon execution and delivery hereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.

(b)  The execution, delivery and performance by Purchaser of this Agreement and compliance herewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.4 Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 4:  MISCELLANEOUS

4.1  Transfer Restrictions.

(a)           The Shares may be disposed of only in compliance with state and federal securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Shares in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SHARES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Shares.

(c)           Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such Shares pursuant to Rule 144 or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall facilitate any such removal, including by requesting its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder.  The Company agrees such time as such legend is no longer required under this Section 4.1(c), it will, no later than three trading days following the delivery by the Purchaser to the Company or its transfer agent of a certificate representing Shares, as applicable, issued with a restrictive legend (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)           In addition to any of the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock on the date such Shares are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per trading day (increasing to

$20 per trading day five (5) Trading Days after such damages have begun to accrue) for each trading day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (A) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Shares so delivered to the Company by the Purchaser that is free from all restrictive and other legends or (B) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (x) such number of Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)           The Purchaser agrees with the Company that Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding. For clarity, the Company is under no obligation to file any resale registration statement under the Securities Act on behalf of the Purchaser with respect to the Shares.

4.2  Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligation to issue unlegended Shares under Section 4.1 is not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of New York, without regard to conflicts of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If any party hereto shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

4.4  Survival.  The terms, conditions and agreements made herein shall survive the Closing.

4.5  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.6  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

ZAZA ENERGY CORPORATION

By:	/s/ Scott Gaille
	Name:	Scott Gaille
	Title:	Chief Compliance Officer and General Counsel

PURCHASER:
ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackerman
Konrad Ackerman, Director